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                                                                    EXHIBIT 21.1

                            SUBSIDIARIES OF SDL, INC.


The following are the material subsidiaries of the Registrant as of December 31, 1996, all of which are included in the Registrant's Consolidated Financial Statements. The Registrant beneficially owns 100 percent of the outstanding voting securities of these subsidiaries.

Name                                              Jurisdiction of Incorporation
----                                              -----------------------------
SDL Optics, Inc.                                  British Columbia, Canada